Exhibit 1.8

Blackstone Mortgage Trust, Inc.

Class A Common Stock

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

July 29, 2022

[Sales Agent]

[Sales Agent Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of November 14, 2018 and amended as of July 26, 2019, by and among Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”) and [Sales Agent] (the “Sales Agent” and, together with the Company and the Manager, the “Parties”), pursuant to which the Company may issue and sell through the Sales Agent, acting as agent and/or principal, shares of the Company’s class A common stock, par value $0.01 per share, having an aggregate sale price of up to $500,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 2 to Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”), including to increase the aggregate sale price to up to $699,069,504, of which $199,069,504 has been sold as of the date hereof and shares of the Company’s class A common stock having an aggregate offering price of up to $500,000,000 remain available for sale as of the date hereof. Such shares are hereinafter collectively referred to as the “Securities”.

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a) All references to “$500,000,000” are hereby amended to be deleted and replaced with “$699,069,504” in lieu thereof;

(b) All references to “Blackstone Group L.P.” are hereby amended to be deleted and replaced with “Blackstone Inc.” in lieu thereof;

(c) The first two paragraphs of Section 1 are hereby amended and restated in their entirety to read as follows:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through [    ], acting as agent and/or principal, shares of the Company’s class A common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sale price of up to $699,069,504 (the “Maximum Amount”), of which $199,069,504 has been sold as of the date hereof and shares of the Company’s class A common stock having an aggregate offering price of up to $500,000,000 remain available for sale as of the date hereof. Such shares are hereinafter collectively referred to as the “Securities” and are described in the Prospectus referred to below. Notwithstanding anything to the contrary contained herein, except as set forth in a Placement Notice (as defined below) the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and [    ] shall have no obligation in connection with such compliance. The issuance and sale of the Securities through [    ] will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer, sell or issue the Securities.”

“The Company and the Manager have also entered into separate equity distribution agreements with respect to the Securities (as amended, each, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), each most recently amended as of the date hereof, with [Citigroup Global Markets Inc., Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC] (each, an “Alternative Placement Agent” and collectively, the “Alternative Placement Agents”, and, together with [Sales Agent], the “Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements collectively shall not exceed the Maximum Amount.”

(d) The first sentence of the third paragraph of Section 1 is hereby amended to delete reference to “333-232852” and insert “333-266403” in lieu thereof;

(e) Clause (7) of Section 5(i) is hereby amended to delete the last sentence thereof;

(f) Clause (30) of Section 5(i) is hereby amended and restated in its entirety to read as follows:

“Except as would not reasonably be expected to have a Material Adverse Effect, (i) no “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”)) maintained by the Company or its subsidiaries, (ii) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees, (iii) each Employee Benefit Plan maintained by the Company or any of its ERISA Affiliates which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification, (iv) neither the Company nor any of its ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law), (v) neither the Company nor any of its ERISA Affiliates has maintained, sponsored, contributed to or otherwise incurred any liability or obligation under any Employee Benefit Plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates maintains or contributes to or has otherwise incurred any liability or obligation under any “multiemployer plan” as defined in Section 3(37) of ERISA and (vi) none of the Company, any of its subsidiaries nor any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course). For the purpose of this paragraph, an ERISA Affiliate means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Code Section 414(b) or (c), or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (m) or (o) of the Code.”

(g) Clause (7) of Section 5(ii) is hereby amended and restated in its entirety to read as follows:

“No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been obtained or made under or as may be required under the Securities Act or the blue sky laws of any jurisdiction in which the Securities are being offered by [    ].”

(h) Section 13 is hereby amended and restated in its entirety to read as follows:

“Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to [    ] shall be directed to [    ] at [    ] and notices to the Company or the Manager shall be directed to Blackstone Mortgage Trust, Inc., Attention: Anthony F. Marone, Jr. (facsimile: (646) 482-3179) and confirmed to it at Blackstone Mortgage Trust, Inc., 345 Park Avenue, 24th Floor, New York, New York 10154, Attention: Anthony F. Marone, Jr., with a copy (which shall not constitute notice) to Simpson Thacher & Bartlett LLP, Attention: Edgar J. Lewandowski (facsimile: (212) 455-2502) and confirmed to it at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Edgar J. Lewandowski.”

(i) The language under “Blackstone Mortgage Trust, Inc.” in Exhibit B of the Agreement is hereby amended and restated in their entirety to read as follows:

Name	Email
Michael B. Nash, Executive Chairman	[redacted]
Katharine A. Keenan, Chief Executive Officer and President	[redacted]
Anthony F. Marone, Jr., Chief Financial Officer, Principal	[redacted]
Accounting Officer and Assistant Secretary
F. Austin Peña	[redacted]
Leon Volchyok, Chief Legal Officer and Secretary	[redacted]

(j) Exhibits D-1 and D-2 of the Agreement are hereby amended and restated in their entirety to read as follows:

EXHIBIT D-1

FORM OF CORPORATE OPINION OF SIMPSON THACHER & BARTLETT LLP

EXHIBIT D-2

FORM OF NEGATIVE ASSURANCE STATEMENT OF SIMPSON THACHER & BARTLETT LLP

(k) Exhibit D-4 of the Agreement is hereby amended and restated in its entirety to read as follows:

EXHIBIT D-4

FORM OF CORPORATE OPINION OF VENABLE LLP

(l) Exhibits E-1 and E-2 of the Agreement are hereby amended and restated in their entirety to read as follows:

EXHIBIT E-1

OFFICERS’ CERTIFICATE OF THE COMPANY

[DATE]

The undersigned _____________ and ______________ are the [Chief Financial Officer/Treasurer] and [Head of Legal and Compliance/Secretary], respectively, of Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”). The undersigned hereby execute this Officers’ Certificate (this “Certificate”) in connection with that certain Equity Distribution Agreement, dated [November 14, 2018][February 11, 2022] and amended on [July 26, 2019 and] July 29, 2022 (as so amended, the “Equity Distribution Agreement”), among the Company, BXMT Advisors L.L.C. and [    ]. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Each of the undersigned, severally and not jointly, hereby certifies, in his respective capacity as an officer of the Company and not in his individual capacity, that:

1.

The representations and warranties of the Company in the Equity Distribution Agreement are true and correct, as made on the date hereof, and the Company has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened in writing under the Securities Act of 1933, as amended;

3.

Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (A) any Material Adverse Effect, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or its subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any subsidiary of the Company that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Company or its subsidiaries’ properties which has been sustained or will have been sustained which could reasonably be expected to have a Material Adverse Effect; and

4.

Each of Simpson Thacher & Bartlett LLP, Venable LLP and Paul Hastings LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed their names on the date first set forth above.

BLACKSTONE MORTGAGE TRUST, INC.

By:
Name:
Title: [Chief Financial Officer/Treasurer]

By:
Name:
Title: [Chief Legal Officer]

EXHIBIT E-2

OFFICERS’ CERTIFICATE OF THE MANAGER

[DATE]

The undersigned _____________ and ______________ are the [Chief Financial Officer/Treasurer] and [Managing Director/Chief Compliance Officer/Secretary], respectively, of BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”). The undersigned hereby execute this Officers’ Certificate (this “Certificate”) in connection with that certain Equity Distribution Agreement, dated on [November 14, 2018][February 11, 2022] and amended on [July 26, 2019 and] July 29, 2022 (as so amended, the “Equity Distribution Agreement”), among the Manager, Blackstone Mortgage Trust, Inc. and [    ]. Capitalized terms used herein without definition shall have the meanings given to such terms in the Equity Distribution Agreement.

Each of the undersigned, severally and not jointly, hereby certifies, in his respective capacity as an officer of the Manager, and not in his individual capacity, that:

1.

The representations and warranties of the Manager in the Equity Distribution Agreement are true and correct, as made on the date hereof, and the Manager has complied with all of its obligations thereunder and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof;

2.	Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any Manager Material Adverse Effect; and

3.

Each of Simpson Thacher & Bartlett LLP and Paul Hastings LLP is entitled to rely on this Certificate in connection with the opinion that each firm is rendering pursuant to the Equity Distribution Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed their names as of the date first written above.

BXMT ADVISORS L.L.C.

By:
Name:
Title: [Chief Financial Officer/Treasurer]

By:
Name:
Title: [Managing Director/Chief Compliance Officer/Secretary]

(m) Exhibits G and H of the Agreement are hereby amended and restated in their entirety to read as follows:

EXHIBIT G

QUALIFIED REIT SUBSIDIARIES

[    ]

EXHIBIT H

TAXABLE REIT SUBSIDIARIES

[    ]

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.    Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

SECTION 3. Applicable Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

BLACKSTONE MORTGAGE TRUST, INC.

By:
Name: Leon Volchyok
Title: Chief Legal Officer and Secretary

BXMT ADVISORS L.L.C.

By:
Name: Leon Volchyok
Title: Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

[___]

By
Authorized Signatory